SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2005

MCI, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10415	20-0533283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22001 Loudoun County Parkway, Ashburn, Virginia	20147
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 886-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On the date hereof, MCI, Inc. (the “Company”) filed a Form 10-K/A amending certain disclosures. The consolidated financial statements included in that amendment reflect the Company’s segments as of December 31, 2004. In the Company’s Quarterly Report on Form 10-Q for the first fiscal quarter of 2005 ended March 31, 2005, the Company restated first quarter 2004 segment data to conform to current year presentation for comparability purposes. This Current Report on Form 8-K is being filed to update the consolidated financial statements as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 included in the Form 10-K/A to conform the presentation of certain business segment data included in Note 22 with the 2005 presentation. The Company reclassified its segment data to reflect, for comparability purposes, changes to previously reported amounts for the impact of the transfer of certain customers among the business segments effective January 1, 2005. The Company has reflected these changes under its current business segment structure adopted during the second quarter of 2004.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm — KPMG LLP

23.2	Consent of Independent Registered Public Accounting Firm — Deloitte Touche Tohmatsu

99.1	Consolidated Financial Statements as of December 31, 2004 and 2003, and for each of the years in the three year period ended December 31, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCI, INC. (Registrant)

Date: August 30, 2005	By:	/s/ ROBERT T. BLAKELY
	Name:	Robert T. Blakely
	Title:	Executive Vice President and Chief Financial Officer